Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-172035) of BankUnited, Inc. of our report dated October 27, 2010 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 31, 2011